Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-46706 on Form S-8 of our reports dated February 28, 2007 (which report expresses an unqualified opinion), relating to the consolidated financial statements of Hydril Company and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Hydril Company for the year ended December 31, 2006.
Deloitte & Touche LLP
Houston, Texas
February 28, 2007